Exhibit 99.3
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company			Page 1 of 3
	Statement Number:	81

Chapter 11	For the Period FROM:	7/1/2008

Case No. LA 01-44828-SB (Substantively Consolidated with	TO:	7/31/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

CASH ACTIVITY ANALYSIS (Cash Basis Only)	Collateral	Concentration	City National
	Account	Account	Collection Account
Balance before Statement #1	$268,333.21	$65,956.21
A. Total Receipts per all Prior Interim Statements	$11,381,290.24	$10,020,701.07	$1,198,161.47
B. Less: Total Disbursements per all Prior Statements	$10,405,241.50	$9,902,026.02	$32,617.05
C. Beginning Balance	$1,244,381.95	$184,631.26	$1,165,544.42
D. Receipts during Current Period

Description

07/02/2008	CRM		$125.00
07/03/2008	Wire Transfer		$35,000.00
07/17/2008	Wire Transfer		$25,000.00
07/18/2008	Hamdon Ent	$3,272.00
07/25/2008	Tanya Miller		$732.44
07/31/2008	interest	$1,986.58

TOTAL RECEIPTS THIS PERIOD		$5,258.58	$60,857.44	$—	—

E. Balance Available (C plus D)		$1,249,640.53	$245,488.70	$1,165,544.42	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 81	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

07/03/2008	Wire	ADP		82.96
07/03/2008	Wire	Wire Transfer	$35,000.00
07/15/2008	Wire	ADP		4,487.78
07/15/2008	1227	Secretary of State		25.00
07/15/2008	1228	Alice Neuhauser		635.56
07/15/2008	1229	Federal Express		68.16
07/15/2008	1230	New Wave Entertainment		300.00
07/15/2008	1231	Parking Management Group		125.00
07/15/2008	1232	Recall		918.39
07/15/2008	1233	Secretary of State		25.00
07/15/2008	1234	Xerox		20.83
07/15/2008	8523	Payroll		1,358.58
07/15/2008	8524	Payroll		6,534.10
07/15/2008	8525	Payroll		2,893.10
07/17/2008	Wire	Wire Transfer	$25,000.00
07/18/2008	Wire	ADP		20.00
07/25/2008	Wire	ADP		253.11
07/25/2008	1235	Arrowhead		23.85
07/25/2008	1236	Federal Express		26.05
07/25/2008	1237	New Beginnings Enterprises		4,720.30
07/30/2008	Wire	ADP		5,688.39
07/30/2008	8526	Payroll		1,358.58
07/30/2008	8527	Payroll		8,028.25
07/30/2008	8528	Payroll		2,893.10
07/31/2008	Wire	City National Bank			50.00

TOTAL DISBURSEMENTS THIS PERIOD:			$60,000.00	$40,486.09	$50.00	—

G. Ending Balance (E less F)			$1,189,640.53	$205,002.61	$1,165,494.42	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 81	Page 3 of 3

H.	(1)	Collateral Account:
		a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
		b) Account Number:	323221556
	(2)	Concentration Account:
		a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
		b) Account Number:	1891935460
I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£216,925.81	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£243,628.54	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).
Joint Venture Accounts:

BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$33,312.38
Denial Venture	1890-69-6501	$241,031.85
Cracker LLC	1891-04-1665	$15,475.06
Swing	323-518095	$11,951.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession